Exhibit 5.1

November 20, 2025

HIVE Digital Technologies Ltd.

Suite 2500, 700 West Georgia Street

Vancouver, BC, V7Y 1B3

Re: Securities Registered under Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to you in connection with your filing of a Registration Statement on Form F-3 (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by HIVE Digital Technologies Ltd., a company governed by the Business Corporations Act (British Columbia) (the "Company"), from time to time of any combination of (i) common shares of the Company (the "Common Shares"), (ii) debt securities of the Company ("Debt Securities"), (iii) warrants to purchase Common Shares  or Debt Securities ("Warrants"), (iv) units comprised of Common Shares, Warrants or other securities. in any combination ("Units"); (v)  share purchase contracts in respect of the future purchase or sale of Common Shares ("Share Purchase Contracts");, and (vi) subscription receipts to purchase Common Shares, Warrants, or Debt Securities ("Subscription Receipts").

The Common Shares, Warrants, Units, Share Purchase Contracts, Debt Securities and Subscription Receipts are sometimes referred to collectively herein as the "Securities." Securities may be issued in an unspecified number (with respect to Common Shares, Warrants, Units, Share Purchase Contracts and Subscription Receipts) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered together or separately, in one or more offerings, in amounts, at prices and on the terms that the Company will determine at the time of the offering and which will be set forth in a prospectus supplement (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the notice of articles (the "Notice of Articles") and the articles of the Company (the "Articles"). We have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to certain factual matters, upon certificates of officers of the Company.

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

The opinions expressed below are limited solely to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded; (ii) the Securities will have the terms described in and will otherwise be issued as described in the Registration Statement or in a Prospectus Supplement and a Prospectus Supplement will have been prepared and filed with the SEC regarding the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Securities; (v) at the time of the issuance of any Securities not issued and outstanding as at the date hereof, the Company will be a validly existing company under the law of its jurisdiction of incorporation, (vi) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, (vii) each of the Warrants, Units, Share Purchase Contracts, Debt Securities and Subscription Receipts, and the indentures and agreements governing Securities offered pursuant to the Registration Statement will be enforceable against each of the parties thereto (other than the Company) in accordance with their terms and such agreements will be governed by the laws of the Province of British Columbia; and (viii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued and outstanding Common Shares, together with the total number of such shares issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible Security, as the case may be, then outstanding, will not exceed the total number of authorized Common Shares available for issuance under the Articles then in effect, if any.

For purposes of the opinions set forth below, we refer to the following as the "Future Authorization and Issuance" of Securities:

  with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the "Authorization"), and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;
  with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder, and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and
  with respect to Warrants, Share Purchase Contracts Units or Subscription Receipts, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of Common Shares, such Common Shares will be validly issued, fully paid and nonassessable Common Shares.

2. Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

3. Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Share Purchase Contracts, such Share Purchase Contracts will be valid and binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

6. Upon the Future Authorization and Issuance of Subscription Receipts, such Subscription Receipts will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, preference, arrangement, moratorium or winding-up laws and other similar laws, regulations and judicial doctrines relating to or affecting the rights and remedies of creditors and to general principles of equity and statutory limitation periods.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement.

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In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours very truly,

/s/ MLT Aikins

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